Exhibit 5(b)




                        [FORM OF THELEN REID & PRIEST OPINION]


                                                       New York, New York
                                                       July 2, 1999

          Avista Corporation
          1411 East Mission Avenue
          Spokane, Washington 99202


          Ladies and Gentlemen:

               We are acting as counsel to Avista Corporation (the "Company") in connection with the proposed issuance by the Company of unsecured debt securities (the "Debt Securities") under the Indenture, dated as of April 1, 1998 (the "Indenture"), from the Company to The Chase Manhattan Bank, as trustee, to be issued and sold from time to time by the Company in one or more public offerings. The Debt Securities are to be issued in an aggregate principal amount of up to $400,000,000, as contemplated by the registration statement on Form S-3 proposed to be filed by the Company with the Securities and Exchange Commission on or about the date hereof for the registration of the Debt Securities under the Securities Act of 1933, as amended (the "Act"), said registration statement, as it may be amended, and including the exhibits thereto, being hereinafter called the "Registration Statement."

               We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and (ii) the Indenture. We have also examined such other documents and satisfied ourselves as to such other matters as we have deemed necessary in order to render this opinion.

               Based upon the foregoing and subject to the qualifications hereinafter expressed, we are of the opinion that when:

                    (a) the Registration Statement shall have become effective under the Act; and

                    (b) the Washington Utilities and Transportation Commission, the California Public Utilities Commission, the Idaho Public Utilities Commission and the Public Utility Commission of Oregon shall have issued, pursuant to applications filed by the Company with said regulatory authorities, appropriate orders authorizing the issuance and sale by the Company of the Debt Securities (such matters having been addressed in the opinion of Paine, Hamblen, Coffin, Brooke & Miller LLP, which is being filed as Exhibit 5(a) to the Registration Statement); and

                    (c) the Debt Securities have been issued, sold and paid
               for as contemplated in the aforesaid orders and in the Registration Statement,

          then the Debt Securities will be legally issued and will be binding obligations of the Company.

               The opinions expressed herein are limited to the laws of the State of New York and the federal law of the United States (excluding therefrom principles of conflicts of laws, state securities or blue sky laws). To the extent that such opinions relate to or are dependent upon matters governed by the laws of other States, we have assumed the legal conclusions set forth in the opinion of Paine, Hamblen, Coffin, Brooke & Miller LLP, which is being filed as Exhibit 5(a) to the Registration Statement.

               We hereby consent to the filing of this opinion as Exhibit 5(b) to the Registration Statement and to the references to our firm, as counsel, in the Registration Statement and in the prospectus contained therein. In giving the foregoing consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.



                                             Very truly yours,

                                             /s/ Thelen Reid & Priest LLP

                                             THELEN REID & PRIEST LLP